                                                                    EXHIBIT 99.d

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

     This AMENDED AND RESTATED MANAGEMENT AGREEMENT  ("Agreement") is made as of the 29th day of July, 2005 by and between AMERICAN CENTURY  QUANTITATIVE  EQUITY
FUNDS,  INC., a Maryland  corporation  and  registered  investment  company (the
"Company"),  and  AMERICAN  CENTURY  INVESTMENT  MANAGEMENT,  INC.,  a  Delaware
corporation (the "Investment Manager").

     WHEREAS,  Schedule  C is being  amended to  reflect  the  classes of shares offered by each series of shares of the Company.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES.  The Investment Manager shall supervise the investments of each series of shares set forth on Schedule B as of the date hereof,  and such  subsequent  series of shares as the Company shall select the Investment Manager to manage. In such capacity,  the Investment Manager shall  maintain  a  continuous  investment  program  for each such  series, determine what securities shall be purchased or sold by each series, secure and evaluate such  information as it deems proper and take whatever  action is necessary or convenient to perform its functions,  including the placing of purchase and sale orders.

2.   COMPLIANCE  WITH LAWS. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the Investment  Company Act and any rules and regulations  promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Articles of  Incorporation  of the Company as amended from time to time;

     (d)  the By-Laws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration  statement(s) of the Company, as amended from time to time,  filed  under  the  Securities  Act of 1933  and the  Investment
          Company Act.

3.   BOARD  SUPERVISION.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board of  Directors  (collectively,  the  "Board  of  Directors",  and each
     Director   individually  a  "Director")  of  the  Company,   its  executive
     committee,  or any  committee  or officers of the Company  acting under the authority of the Board of Directors.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each class of each series of the  Company's  shares set forth on Schedule B that it shall manage, other than interest,  taxes,  brokerage  commissions, portfolio insurance, extraordinary expenses, the fees and expenses of those
     Directors who are not "interested persons" as defined in Investment Company
     Act  (hereinafter  referred to as the "Independent  Directors")  (including counsel fees),  and expenses

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                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

     incurred in  connection  with the  provision  of  shareholder  services and distribution services under a plan adopted pursuant to Rule 12b-1 under the
     Investment  Company  Act. The  Investment  Manager will provide the Company with  all  physical  facilities  and  personnel  required  to  carry on the business of each class of each series of the Company's  shares set forth on
     Schedule B that the  Investment  Manager  shall  manage,  including but not limited to office space, office furniture,  fixtures and equipment,  office supplies,  computer  hardware  and  software  and  salaried and hourly paid personnel.  The  Investment  Manager  may at its expense  employ  others to provide all or any part of such facilities and personnel.

5.   ACCOUNT FEES.  The Board of Directors  may impose fees for various  account services,  proceeds of which may be remitted to the appropriate Fund or the
     Investment  Manager at the discretion of the Board. At least 60 days' prior written  notice  of the  intent  to  impose  such  fee must be given to the shareholders of the affected series.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services  provided by the Investment  Manager, each class of a series of shares of the  Company set forth on Schedule
          B  shall  pay to the  Investment  Manager  a  management  fee  that is calculated  as  described  in this  Section 6 using the fee  schedules described herein.

     (b)  Definitions

          (1)  An  "INVESTMENT   TEAM"  is  the  Portfolio   Managers  that  the
               Investment Manager has designated to manage a given portfolio.

          (2)  An   "INVESTMENT   STRATEGY"  is  the   processes   and  policies
               implemented by the  Investment  Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY  PORTFOLIO" is each series of the Company, as well as any  other  series  of any  other  registered  investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,  Inc.
               serves as the distributor;  provided,  however, that a registered investment  company  that invests its assets  exclusively  in the shares of other  registered  investment  companies shall not be a
               Primary   Strategy   Portfolio.   Any  exceptions  to  the  above
               requirements  shall be approved by the Board of  Directors of the
               Company

          (4)  A "SECONDARY  STRATEGY  PORTFOLIO" is another  account managed by the  Investment  Manager  that is managed by the same  Investment
               Team as that  assigned to manage any Primary  Strategy  Portfolio that shares the same board of  directors  or board of trustees as the Company. Any exceptions to this requirement shall be approved by the Board of Directors of the Company

          (5)  An "INVESTMENT CATEGORY" for a series of the Company is the group to which  the  series  is  assigned  for  determining  the  first component of its management fee. Each Primary Strategy  Portfolio is assigned to one of the three Investment  Categories  indicated
               below. The Investment Category  assignments for the series of the

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                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

               Company  appear in  Schedule B to this  Agreement.  The assets in each of the Investment Categories  ("INVESTMENT CATEGORY ASSETS")
               is determined as follows:

               a)   MONEY MARKET FUND CATEGORY ASSETS. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy  Portfolios and
                    Secondary Strategy  Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the Investment
                    Company Act.

               b)   BOND FUND  CATEGORY  ASSETS.  The  assets  which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary Strategy  Portfolios that invest primarily in debt securities  and  are not  subject  to Rule  2a-7  under  the
                    Investment Company Act.

               c)   EQUITY FUND  CATEGORY  ASSETS.  The assets which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary  Strategy  Portfolios  that  invest  primarily  in equity securities.

          (6)  The "PER  ANNUM  INVESTMENT  CATEGORY  FEE DOLLAR  AMOUNT"  for a
               series  is  the  dollar  amount   resulting   from  applying  the
               applicable Investment Category Fee Schedule for the series of the
               Company (as shown on Schedule A) using the applicable  Investment
               Category Assets.

          (7)  The "PER ANNUM INVESTMENT  CATEGORY FEE RATE" for a series of the
               Company is the percentage rate that results from dividing the Per
               Annum Investment Category Fee Dollar Amount for the series by the applicable Investment Category Assets for the series.

          (8)  The  "COMPLEX  ASSETS"  is the  sum of the  assets  in all of the
               Primary Strategy Portfolios.

          (9)  The "PER ANNUM COMPLEX FEE DOLLAR AMOUNT" for a class of a series of  the  Company  shall  be  the  dollar  amount  resulting  from application of the Complex Assets to the Complex Fee Schedule for
               the class as shown in Schedule C.

          (10) The "PER ANNUM  COMPLEX  FEE RATE" for a class of a series of the
               Company is the percentage rate that results from dividing the Per
               Annum  Complex Fee Dollar Amount for the class of a series by the
               Complex Assets.

          (11) The "PER  ANNUM  MANAGEMENT  FEE RATE" for a class of a series of the Company is the sum of the Per Annum  Investment  Category Fee
               Rate  applicable  to the series and the Per Annum Complex Fee Fee
               Rate applicable to the class of the series.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each  series of shares of the  Company  set forth on  Schedule B shall accrue a fee  calculated by multiplying  the Per Annum  Management Fee
          Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

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                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

     (d)  MONTHLY  MANAGEMENT  FEE  PAYMENT.  On the first  business day of each month, each class of each series of shares of the Company set forth on
          Schedule B shall pay the management fee to the Investment  Manager for the previous month. The fee for the previous month shall be the sum of the Daily  Management  Fee  Calculations  for each calendar day in the previous month.

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors shall determine to issue any additional  series of shares for which it is proposed that the Investment  Manager serve as investment  manager, the Company and the Investment Manager shall enter into an Addendum to this  Agreement  setting  forth the name of the series or classes,  as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7.   CONTINUATION OF AGREEMENT.  This Agreement shall continue in effect, unless sooner terminated as hereinafter  provided,  for a period of two years from the execution  hereof,  and for as long  thereafter as its  continuance  is specifically  approved, as to each series of the Company, at least annually
     (i) by the Board of  Directors  of the Company or by the vote of a majority of the outstanding  voting securities of the Company,  and (ii) by the vote of a majority of the  Directors of the Company,  who are not parties to the agreement  or  interested  persons of any such  party,  cast in person at a meeting called for the purpose of voting on such approval.

8.   TERMINATION.  This Agreement may be terminated, with respect to any series, by the  Investment  Manager at any time  without  penalty  upon  giving the
     Company 60 days' written notice, and may be terminated, with respect to any series,  at any time  without  penalty  by the  Board of  Directors  of the
     Company or by vote of a majority of the  outstanding  voting  securities of such series on 60 days' written notice to the Investment Manager.

9.   EFFECT OF ASSIGNMENT.  This Agreement shall automatically  terminate in the event of assignment by the Investment  Manager,  the term  "assignment" for this  purpose  having  the  meaning  defined  in  Section  2(a)(4)  of  the
     Investment Company Act.

10.  OTHER  ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a Director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11.  STANDARD OF CARE. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12.  SEPARATE AGREEMENT.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect,  treat each series of shares of a
     registered   investment   company   as  a  separate   investment   company.
     Accordingly,  the parties hereto hereby  acknowledge and agree that, to the extent deemed  appropriate and consistent with the Investment  Company Act, this

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                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

     Agreement  shall be deemed to constitute a separate  agreement  between the
     Investment  Manager and each series of shares of the Company managed by the
     Investment Manager.

13.  USE OF THE NAME "AMERICAN  CENTURY".  The name  "American  Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive  license for, the use by the Company of the name "American Century" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive  license may be revoked by ACPH in its  discretion  if  ACPH,  the  Investment  Manager,  or a  subsidiary  or affiliate  of either of them is not employed as the  investment  adviser of each series of shares of the Company. In the event of such revocation,  the
     Company and each series of shares thereof using the name "American Century"
     shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their  respective  duly  authorized  officers  as of the day and  year  first written above.

Attest:                                 AMERICAN CENTURY QUANTITATIVE EQUITY
                                        FUNDS, INC.

/s/ Ward D. Stauffer                    /s/ Charles A. Etherington
-----------------------------------     -----------------------------------
WARD D. STAUFFER                        CHARLES A. ETHERINGTON
Secretary                               Vice President

Attest:                                 AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

/s/ Ward D. Stauffer                    /s/ William M. Lyons
-----------------------------------     -----------------------------------
WARD D. STAUFFER                        WILLIAM M. LYONS
Secretary                               President

                                                                          Page 5

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.     SCHEDULE A: CATEGORY FEE SCHEDULES
---------------------------------------------------------------------------------------

                                   SCHEDULE A

                        INVESTMENT CATEGORY FEE SCHEDULES

MONEY MARKET FUNDS
==============================================================================
                                             RATE SCHEDULES
CATEGORY ASSETS              SCHEDULE 1        SCHEDULE 2         SCHEDULE 3
------------------------  ----------------  -----------------  ----------------
First $1 billion              0.2500%           0.2700%             0.3700%
Next $1 billion               0.2070%           0.2270%             0.3270%
Next $3 billion               0.1660%           0.1860%             0.2860%
Next $5 billion               0.1490%           0.1690%             0.2690%
Next $15 billion              0.1380%           0.1580%             0.2580%
Next $25 billion              0.1375%           0.1575%             0.2575%
Thereafter                    0.1370%           0.1570%             0.2570%
========================  ================  =================  ================

BOND FUNDS
===============================================================================================
                                                    RATE SCHEDULES
CATEGORY ASSETS        SCHEDULE 1  SCHEDULE 2  SCHEDULE 3   SCHEDULE 4  SCHEDULE 5  SCHEDULE 6
-------------------- ------------- ----------- ----------- ------------ ----------- -----------
First $1 billion        0.2800%     0.3100%     0.3600%      0.6100%     0.4100%      0.6600%
Next $1 billion         0.2280%     0.2580%     0.3080%      0.5580%     0.3580%      0.6080%
Next $3 billion         0.1980%     0.2280%     0.2780%      0.5280%     0.3280%      0.5780%
Next $5 billion         0.1780%     0.2080%     0.2580%      0.5080%     0.3080%      0.5580%
Next $15 billion        0.1650%     0.1950%     0.2450%      0.4950%     0.2950%      0.5450%
Next $25 billion        0.1630%     0.1930%     0.2430%      0.4930%     0.2930%      0.5430%
Thereafter              0.1625%     0.1925%     0.2425%      0.4925%     0.2925%      0.5425%
==================== ============= =========== =========== ============ =========== ===========

EQUITY FUNDS
===================== ====================================
                                   RATE SCHEDULES
CATEGORY ASSETS          SCHEDULE 1          SCHEDULE 2
--------------------- ----------------- ------------------
First $1 billion          0.5200%              0.7200%
Next $5 billion           0.4600%              0.6600%
Next $15 billion          0.4160%              0.6160%
Next $25 billion          0.3690%              0.5690%
Next $50 billion          0.3420%              0.5420%
Next $150 billion         0.3390%              0.5390%
Thereafter                0.3380%              0.5380%
===================== ================= ==================

                                                                        Page A-1

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.     SCHEDULE B: INVESTMENT CATEGORY ASSIGNMENTS
------------------------------------------------------------------------------------------------

                                   SCHEDULE B

                         INVESTMENT CATEGORY ASSIGNMENTS

AMERICAN CENTURY QUANTITATIVE
 EQUITY FUNDS, INC.
========================================= ================== =================
Series                                    Category            Applicable Fee
                                                             Schedule Number
----------------------------------------- ------------------ -----------------
Income & Growth Fund                      Equity Funds              1
----------------------------------------- ------------------ -----------------
Equity Growth Fund                        Equity Funds              1
----------------------------------------- ------------------ -----------------
Small Company Fund                        Equity Funds              2
----------------------------------------- ------------------ -----------------
Utilities Fund                            Equity Funds              1
----------------------------------------- ------------------ -----------------
Global Gold Fund                          Equity Funds              1
========================================= ================== =================

                                                                        Page B-1

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.  SCHEDULE C: COMPLEX FEE SCHEDULES
-----------------------------------------------------------------------------------

                                   SCHEDULE C

                              COMPLEX FEE SCHEDULES

====================== =======================================================
                                          RATE SCHEDULES
Complex Assets         Advisor Class    Institutional Class  All Other Classes
---------------------- -------------- ---------------------- -----------------
First $2.5 billion        0.0600%             0.1100%             0.3100%
Next $7.5 billion         0.0500%             0.1000%             0.3000%
Next $15.0 billion        0.0485%             0.0985%             0.2985%
Next $25.0 billion        0.0470%             0.0970%             0.2970%
Next $25.0 billion        0.0370%             0.0870%             0.2870%
Next $25.0 billion        0.0300%             0.0800%             0.2800%
Next $25.0 billion        0.0200%             0.0700%             0.2700%
Next $25.0 billion        0.0150%             0.0650%             0.2650%
Next $25.0 billion        0.0100%             0.0600%             0.2600%
Next $25.0 billion        0.0050%             0.0550%             0.2550%
Thereafter                0.0000%             0.0500%             0.2500%
====================== ============== ====================== =================

========================== ========== ========= ========== ====== ======= ======== ======
          Series             Investor  Institu-   Advisor      A     B        C     R
                             Class     tional     Class     Class Class    Class   Class
                                       Class
-------------------------- ---------- --------- ---------- ------ ------- -------- ------
>>Equity Growth Fund          Yes       Yes        Yes       No     No      Yes     Yes
>>Income & Growth Fund        Yes       Yes        Yes       No     No      Yes     Yes
>>Global Gold Fund            Yes        No        Yes       No     No      No       No
>>Small Company Fund          Yes       Yes        Yes       No     No      No      Yes
>>Utilities Fund              Yes        No        Yes       No     No      No       No
========================== ========== ========= ========== ====== ======= ======== ======

                                                                        Page C-1